UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2008

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, the Board of Directors of Debt Resolve, Inc. announced a number of significant management changes, as follows:

•	Kenneth Montgomery, an experienced financial services industry executive, was appointed to be Debt Resolve’s Chief Executive Officer, effective February 16, 2008.

•	David M. Rainey, Debt Resolve’s current Chief Financial Officer, was also named President of Debt Resolve.

•
James D. Burchetta, Debt Resolve’s current Co-Chairman of the Board and Chief Executive Officer, stepped down as Chief Executive Officer (as planned following the first anniversary of Debt Resolve’s initial public offering), and will remain Chairman of the Board and Founder of Debt Resolve.

•	Charles S. Brofman, Debt Resolve’s current Co-Chairman of the Board, stepped down from this position, and will remain a member of the Board of Directors.

•	Jeffrey S. Bernstein, a member of the Board of Directors of Debt Resolve resigned as a director, and will become a business consultant to the company.

Debt Resolve is currently negotiating an employment agreement with Kenneth Montgomery. Debt Resolve will file his agreement in a separate report, upon completion. Mr. Montgomery, age 57, has not engaged in a related party transaction with Debt Resolve during the last two years, and there are no family relationships between Mr. Montgomery and any of Debt Resolve’s other executive officers or directors.

The information contained in the press release included as an exhibit to this current report concerning these management changes is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Debt Resolve, Inc. issued January 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: January 29, 2008	By:	/s/ James D. Burchetta
James D. Burchetta Chairman of the Board